UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)	April 30, 2004

TELEFLEX INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5353	23-1147939

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

155 South Limerick Road, Limerick, Pennsylvania	19468

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(610) 948-5100

(Former Name or Former Address, If Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

     5.1

     On April 30, 2004, Teleflex Incorporated issued a press release announcing that Teleflex stockholders elected three members to the Board of Directors at the Company’s Annual Meeting of Stockholders, held on April 30, 2004. The foregoing summary is subject to the full text of the press release, which is attached to this Report as Exhibit 99.1 and incorporated herein by reference.

     5.2

     On April 30, 2004, Teleflex Incorporated issued a press release stating that its Board of Directors declared an increase in the quarterly cash dividend payable to shareholders. The new annual rate is an increase of 10% over the previous rate. The foregoing summary is subject to the full text of the press release, which is attached to this Report as Exhibit 99.2 and incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2004	TELEFLEX INCORPORATED

	By:	/s/

Name: Joan W. Schwartz
Title: Secretary

EXHIBIT INDEX

99.1	Press Release dated April 30, 2004
99.2	Press Release dated April 30, 2004